Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

of Hartman Short Term Income Properties XX, Inc. and Subsidiaries

We hereby consent to the use in this Form S-4 Registration Statement (Registration Statement) of (1) our report dated April 10, 2017 relating to the consolidated financial statements of Hartman Short Term Income Properties XX, Inc. and Subsidiaries (the Company) as of and for the years ended December 31, 2016 and 2015, included in the Company’s Annual Report (Form 10-K) filed with the Securities and Exchange Commission; and (2) our report dated March 30, 2016 relating to the consolidated financial statements of the Company as of and for the years ended December 31, 2015 and 2014, included in the Company’s Annual Report (Form 10-K) filed with the Securities and Exchange Commission, which are contained in the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

December 6, 2017